                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the (i) Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-36856) of Enterprise Products Partners L.P.; (ii) Amendment No. 2 to Registration Statement on Form S-3 (No. 333-102778) of Enterprise Products Partners L.P. and Enterprise Products Operating L.P.; (iii) Registration Statement on Form S-8 (No. 333-82486) of Enterprise Products Partners L.P.; and (iv) Registration Statement on Form S-3 (No. 333-107073) of Enterprise Products Partners L.P., of
(1) our report dated March 12, 2004 relating to the consolidated financial statements of GulfTerra Energy Partners, L.P., and (2) our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., each appearing in this Current Report on Form 8-K of Enterprise Products Partners L.P.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 19, 2004